                                                                     Exhibit 7.1





                         AUTOMATIC REINSURANCE AGREEMENT

                                     between

                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
        (a corporation organized under the laws of the state of New York, having its principal place of business in New York, New York;
                 hereinafter referred to as the CEDING COMPANY)

                                       and

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
        (a corporation organized under the laws of the state of Delaware, having its principal place of business in New York, New York;
                    hereinafter referred to as the REINSURER)

                 Effective Date of this Agreement: July 1, 2001
                 (hereinafter referred to as the EFFECTIVE DATE)

                              Agreement No. 2001-51

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                                Table of Contents

PREAMBLE         ..........................................................    1
Article I.       Scope of Agreement .......................................    1
Article II.      Commencement and Termination of Liability ................    2
Article III.     Oversights and Clerical Errors ...........................    3
Article IV.      Net Amount at Risk .......................................    4
Article V.       Reinsurance Premiums .....................................    5
Article VI.      Reinsurance Administration ...............................    6
Article VII.     Settlement of Claims .....................................    8
Article VIII.    Treaty Reserve ...........................................    9
Article IX.      Recapture Privileges .....................................   10
Article X.       Inspection of Records ....................................   11
Article XI.      Insolvency ...............................................   12
Article XII.     Negotiation ..............................................   14
Article XIII.    Arbitration ..............................................   15
Article XIV.     Right to Offset Balances Due .............................   16
Article XV.      Contract and Program Changes .............................   17
Article XVI.     Confidentiality ..........................................   18
Article XVII.    Other Provisions .........................................   19
                    A.  Notifications .....................................   19
                    B.  Assignment ........................................   19
                    C.  Severability ......................................   19
                    D.  Currency ..........................................   19
Article XVIII.   Entire Agreement .........................................   20
Article XIX.     DAC Tax ..................................................   21
Article XX.      Duration of Agreement ....................................   22
Article XXI.     Execution of Agreement ...................................   23

                             Schedules and Exhibits

     Schedule A      Plans of Reinsurance
     Schedule B      Investment Funds
     Schedule C      Required Data and Suggested Data Layout
     Exhibit I       1994 Variable Annuity MGDB Mortality Table
     Exhibit II      Reinsurance Premiums
     Exhibit III     Benefit Limitation Rule
     Exhibit IV      Confidentiality and Non-Disclosure Agreement

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GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001

                                       i

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                                    PREAMBLE

This Agreement is an indemnity reinsurance agreement solely between the CEDING COMPANY and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and the annuitant, owner, beneficiary or any other party under any contracts of the CEDING COMPANY which may be reinsured hereunder. The CEDING COMPANY shall be and remain solely liable to such parties under such contracts reinsured hereunder.

All provisions of this Agreement are subject to the laws of the State of New
York.

                                   Article I.

                               Scope of Agreement

A. On and after the EFFECTIVE DATE of this Agreement, the CEDING COMPANY shall automatically reinsure with the REINSURER and the REINSURER shall automatically accept, its share of the MNAR (defined in Article IV), generated prior to termination of the REINSURER's liability (defined in Article II), by the Guaranteed Minimum Death Benefit (GMDB) provisions within the variable annuity contracts issued by the CEDING COMPANY and reinsured hereunder (defined in Schedule A).

B. The REINSURER's maximum aggregate VNAR (defined in Article IV) liability incurred in any one calendar year shall not exceed two hundred (200) basis points of the REINSURER's Quota Share Percentage (defined in Schedule A) of the average aggregate account value over each respective calendar year of coverage. This average shall be calculated by way of a trapezoidal rule as shown in Exhibit III.

C. The REINSURER's annual aggregate SCNAR (defined in Article IV) liability has no independently calculated annual aggregate liability limit.

D. The REINSURER's maximum MNAR liability on any individual life reinsured hereunder shall be limited to one million dollars ($1,000,000) multiplied by the REINSURER's Quota Share Percentage.

E. This Agreement covers only the CEDING COMPANY's contractual liability for claims paid under variable annuity contract forms specified in Schedule A and supported by investment funds specified in Schedule B and its Amendments, that were submitted to the REINSURER in accordance with the terms of this Agreement set forth in Article XV.

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GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001                                                    Page 1

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                                   Article II.

                    Commencement and Termination of Liability

A. On reinsurance ceded under the terms of this Agreement, the liability of the REINSURER shall commence simultaneously with that of the CEDING COMPANY.

B. The liability of the REINSURER for all reinsured contracts under this Agreement may terminate in accordance with

     1.   the duration provisions set forth in Article XX, or

     2.   the termination provisions set forth within Article VI, or

     3.   the recapture provisions set forth in Article IX.

C. For an individual contract, the liability of the REINSURER under this Agreement will terminate either in accordance with Paragraph B, above, or upon the earliest of the following occurrences defined in the contract(s) reinsured hereunder:

     1.   the date the owner elects to annuitize;

     2.   surrender or termination of the contract (including 1035 exchanges);

     3. the death of the owner or annuitant where such death triggers the payment of a contractual death benefit, except when spousal continuance has been elected. On spousal continuance election the REINSURER's liability will be terminated upon death of the spouse;

     4. attainment of the maximum annuitization age or attained age 95, if earlier.

D.   The REINSURER shall be liable to reimburse claims in accordance with
     Article VII, only on those deaths where the actual date of death is on or after the EFFECTIVE DATE.

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GE Capital of New York, Agreement No.2001-51                              Page 2
Effective July 1, 2001

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                                  Article III.

                         Oversights and Clerical Errors

A. Should either the CEDING COMPANY or the REINSURER fail to comply with any of the terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the CEDING COMPANY or the REINSURER, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had no such oversight, misunderstanding or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.

B. If the CEDING COMPANY or the REINSURER discovers that the CEDING COMPANY did not cede reinsurance on a contract it should have reinsured under this Agreement, the CEDING COMPANY will take prompt, reasonable and necessary steps to ensure that similar oversights do not recur. Then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had the CEDING COMPANY ceded such reinsurance at the original date. If the REINSURER receives no evidence that the CEDING COMPANY has taken action to remedy such a situation, the REINSURER reserves the right to limit its liability to reported contracts only.

C. Any negligent or deliberate acts or omissions by the CEDING COMPANY regarding the insurance or reinsurance provided are the responsibility of the CEDING COMPANY and its liability insurer, if any, but not that of the REINSURER. The previous sentence does not negate the REINSURER's liability under Article VII, Settlement of Claims, of this Agreement.

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GE Capital of New York, Agreement No.2001-51                              Page 3
Effective July 1, 2001

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                                   Article IV.

                               Net Amount at Risk

A. The MNAR (Mortality Net Amount at Risk) for each variable annuity contract reinsured hereunder shall be equal to the following:

     MNAR = VNAR + SCNAR

     where:

     . VNAR (Variable Net Amount at Risk) = Maximum (a, b) multiplied by the REINSURER's Quota Share Percentage (defined in Schedule A) where:

               a = (Contractual Death Benefit - Account Value)

               b = 0

     . SCNAR (Surrender Charge Net Amount at Risk) = Surrender Charges multiplied by the REINSURER's Quota Share Percentage, for issue ages 0-79

     .    SCNAR = 0, for issue ages 80-85

B.   Spousal Continuances (as described in Schedule A)

     The REINSURER will reimburse the CEDING COMPANY for the REINSURER's Quota Share Percentage of the SCNAR realized upon death consistent with the manner in which the CEDING COMPANY waives the surrender charges when death benefit is paid out.

     Also covered under this Agreement are surrender charges arising from additional premium deposits contributed by the spouse to the contract on or after the spousal continuance date.

     In no event will the REINSURER reimburse surrender charges arising from the same premium deposits more than once.

C. The death benefit and the surrender charges will be as described in the variable annuity contract forms specified in Schedule A.

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GE Capital of New York, Agreement No.2001-51                              Page 4
Effective July 1, 2001

                                   Article V.

                              Reinsurance Premiums

A. The Reinsurance Premium is a monthly YRT rate which is applied to the average MNAR over the reporting period on a life-by-life attained age basis, and is equal to one-twelfth (1/12th) of one hundred percent (100%) of the 1994 Variable Annuity MGDB Mortality Table (Exhibit I) which is the 1994 GAM Basic Table increased by ten percent (10%) for margins and contingencies, without projection. The monthly Reinsurance Premium payable to the REINSURER is subject to minimum and maximum asset-based reinsurance premium rate levels that vary by a defined premium class based on issue age.

B. The annualized minimum and maximum reinsurance premium rates, expressed in terms of basis points, are set forth in Exhibit II, and are calculated on an aggregate basis by premium class, as described in the following paragraph.

     The CEDING COMPANY shall calculate, for each premium class, the greater of the average aggregate GMDB value and the average aggregate account value for the reporting month multiplied by the REINSURER's Quota Share Percentage. This value shall be applied to the annualized minimum and maximum reinsurance premium rates per premium class on a 1/12th basis.

     The Reinsurance Premium due to the REINSURER for the month, for each premium class, shall be the greater of the YRT rate, as described in Paragraph A., above, and the minimum asset-based premium, but no greater than the maximum asset-based premium calculated as described above. The total Reinsurance Premium due for the month is the sum of the premiums calculated for each premium class.

C. The YRT rate and the minimum and maximum premium rates shall be based on the oldest person of a multiple life status.

D. The total Reinsurance Premium due and payable in the first month shall at least equal one thousand dollars ($1,000). Thereafter, the minimum reinsurance premium that is due and payable shall increase by three hundred dollars ($300) each month after the first month until it reaches two thousand five hundred dollars ($2,500) six months after the EFFECTIVE DATE. The reinsurance premium that is due and payable in any month thereafter shall at least be two thousand five hundred dollars ($2,500). This minimum reinsurance premium shall apply in aggregate to the reinsurance ceded hereunder as well as to the reinsurance ceded under Agreement No. 99004 between the CEDING COMPANY and the REINSURER that also covers GMDB business.

E. For Spousal Continuances, the new reinsurance premium rate applied shall be based off the attained age of the surviving spouse at the time of election of spousal continuance. After the new business facility expires, as described under Article XX, the REINSURER reserves the right to declare new rates.

F. The reinsurance rates and the premium structure described above are subject to change based on the criteria described in Article XV.

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GE Capital of New York, Agreement No.2001-51                              Page 5
Effective July 1, 2001

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                                   Article VI.

                           Reinsurance Administration

A. The CEDING COMPANY acknowledges the importance of supplying timely and accurate data, as defined herein, to enable the REINSURER to manage effectively the risk associated with the products reinsured hereunder. Therefore, within thirty (30) days of the end of each calendar month, the CEDING COMPANY will take all reasonable and necessary steps to furnish the REINSURER with a seriatim electronic report as detailed in Schedule C, for each contract specified in Schedule A, valued as of the last day of that month.

B. Additionally, within thirty (30) days of the end of each calendar month, the CEDING COMPANY will furnish the REINSURER with a separate Summary Statement containing the following:

     1. reinsurance premiums due to the REINSURER summarized separately for each premium class as shown in Exhibit II;

     2. benefit claim reimbursements due to the CEDING COMPANY in total and, if applicable, broken down by VNAR and SCNAR;

     3.   month end date for the period covered by the Summary Statement.

C. If the net balance is due to the REINSURER, the amount due shall be remitted with the Summary Statement, but no later than thirty (30) days from the month end date for the period covered by the Summary Statement. If the net balance is due to the CEDING COMPANY, the REINSURER shall remit the amount to the CEDING COMPANY within ten (10) days of receipt of the Summary Statement.

D. Furthermore, the REINSURER will use the summary data in Schedule C to calculate and monitor its maximum annual aggregate VNAR liability throughout the calendar year. Upon the receipt of the final report for the calendar year, the REINSURER will "true-up" benefit claim reimbursements, if necessary, for that calendar year.

E. The payment of reinsurance premiums is a condition precedent to the liability of the REINSURER under this Agreement. In the event the CEDING COMPANY does not pay reinsurance premiums in a timely manner as defined below, the REINSURER may exercise the following rights:

     1. The REINSURER reserves the right to charge interest if premiums are not paid within thirty (30) days of the due date, as defined in Paragraph C of this Article. The interest rate charged shall be based on the ninety-(90) day Federal Government Treasury Bill as first published by the Wall Street Journal in the month following the due date of the reinsurance premiums plus one hundred (100) basis points. The method of calculation shall be simple interest (360-day year).

     2. The REINSURER will have the right to terminate this Agreement when premium payments are more than sixty (60) days past due the due date described in Paragraph C of this Article, by giving sixty (60) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this sixty-(60) day notice period, the REINSURER's liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate. If all premiums in default are received within the sixty-(60) day time period, the Agreement will remain in effect.

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GE Capital of New York, Agreement No.2001-51                              Page 6
Effective July 1, 2001

                     Article VI, Reinsurance Administration

                                   (Continued)

F. Payments between the CEDING COMPANY and the REINSURER may be paid net of any amount due and unpaid under this Agreement.

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GE Capital of New York, Agreement No.2001-51                              Page 7
Effective July 1, 2001

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                                  Article VII.

                              Settlement of Claims

A. The claims that are eligible for reimbursement are only those that the CEDING COMPANY is contractually required to pay on deaths that occur on or after the EFFECTIVE DATE, subject to the liability limitations described in
     Article I.

B. In the event the CEDING COMPANY provides satisfactory proof of claim liability to the REINSURER, claim settlements made by the CEDING COMPANY shall be unconditionally binding on the REINSURER. In every case of claim, copies of the proofs obtained by the CEDING COMPANY will be taken by the REINSURER as sufficient.

C. Within thirty (30) days of the end of each calendar month, the CEDING COMPANY shall notify the REINSURER of the reinsured contractual death benefits paid in that month, based on the net amount at risk definition set forth in Article IV, and the REINSURER shall reimburse the CEDING COMPANY, as provided in Article VI, for the reinsured benefits.

D. Settlements by the REINSURER shall be in a lump sum regardless of the mode of payment made by the CEDING COMPANY.

E. With respect to Extra-Contractual Damages, in no event will the REINSURER participate in punitive or compensatory damages or statutory penalties which are awarded against the CEDING COMPANY as a result of an act, omission or course of conduct committed solely by the CEDING COMPANY in connection with the insurance reinsured under this Agreement.

     The parties recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in certain assessed situations in which the REINSURER was an active party and directed, consented to, or ratified the act, omission or course of conduct of the CEDING COMPANY which ultimately resulted in the assessment of the extra-contractual damages. In such situations, the REINSURER and the CEDING COMPANY shall share such damages so assessed in equitable proportions.

     If the REINSURER declines to be party to the contest, compromise or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise or litigation. In addition, the REINSURER will pay its proportionate share of covered expenses incurred to the date it notifies the CEDING COMPANY that it declines to be a party to the contest, compromise or litigation of a claim.

F. In no event will the REINSURER be liable for expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

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GE Capital of New York, Agreement No.2001-51                              Page 8
Effective July 1, 2001

                                  Article VIII.

                                 Treaty Reserve

The reserves held by the REINSURER in its statutory financial statement will be greater than or equal to those required by the state where the statement is filed.

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GE Capital of New York, Agreement No.2001-51                              Page 9
Effective July 1, 2001

                                   Article IX.

                              Recapture Privileges

A. The CEDING COMPANY may recapture existing reinsurance in force in accordance with the provisions of this Article.

B. The CEDING COMPANY will notify the REINSURER of its intent to recapture at least ninety (90) days prior to any recaptures.

C.   No recapture will be made unless reinsurance has been in force for twelve
     (12) years, as measured from the EFFECTIVE DATE.

D. The recapture shall apply to all the reinsurance in force under the Agreement.

E. Recapture will only be available provided the total carryforward, upon release of treaty reserves, is in a positive position. The total carryforward is defined as the sum of the carryforwards of this Agreement and the complementary living benefits agreement, if any, that reinsures the same variable annuity contracts specified in Schedule A.

F. The carryforward for each Agreement is defined as the current period's reinsurance premium, minus all reinsurance claims paid under this Agreement for the current period, minus a two-and-one-half (2.5) basis point annual expense allowance applied against the average aggregate Account Value for the current period, minus the change in treaty reserves from the prior period to the current period, plus the prior period's loss carryforward. The monthly carryforward amount is accumulated at the ninety-(90) day Federal Government Treasury Bill rate as published in the Wall Street Journal on the first business day of the current period plus two percent (2%).

G. Upon election, recapture shall occur ratably over a thirty-six (36) month period (i.e., every month the initial quota share percentage reduces 2.78% times the initial quota share percentage). It is irrevocable once elected.

H. The CEDING COMPANY and the REINSURER agree to exchange carryforward calculations each year-end to ensure ongoing agreement on the position of the carryforward.

I. The above provisions of the Agreement notwithstanding, recapture may also occur in accordance with the terms set forth in Article XX.

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GE Capital of New York, Agreement No.2001-51                             Page 10
Effective July 1, 2001

                                   Article X.

                              Inspection of Records

A. The REINSURER, or its duly appointed representatives, shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of the CEDING COMPANY all records referring to reinsurance ceded to the REINSURER.

B. Relating to the business reinsured hereunder, the CEDING COMPANY or its duly appointed representatives shall have the right at all reasonable times and for any reasonable purpose, to inspect at the office of the REINSURER all records referring to reinsurance ceded from the CEDING COMPANY.

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GE Capital of New York, Agreement No.2001-51                             Page 11
Effective July 1, 2001

                                   Article XI.

                                   Insolvency

A.   A party to this Agreement will be deemed insolvent when it:

     a. Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor ("Authorized Representative") of its properties or assets; or

     b.   Is adjudicated as bankrupt or insolvent; or

     c. Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

     d. Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

B. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable, on the basis of the liability of the CEDING COMPANY on the policies reinsured, directly to the CEDING COMPANY or its Authorized Representative without diminution because of the insolvency of the CEDING COMPANY.

C. In the event of insolvency of the CEDING COMPANY, the Authorized Representative will, within a reasonable time after the claim is filed in the insolvency proceeding, give written notice to the REINSURER of all pending claims against the CEDING COMPANY on any policies reinsured. While a claim is pending, the REINSURER may investigate such claim and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its Authorized Representative. The expenses incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expenses will be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the CEDING COMPANY.

D. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the REINSURER or CEDING COMPANY with respect to this Agreement are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid. However, in the event of liquidation, the REINSURER may offset against undisputed amounts which are due and payable to the CEDING COMPANY, only those undisputed amounts due the REINSURER which are not more than one hundred and eighty (180) days past due at the date of the court order of liquidation.

E. In the event of insolvency of the REINSURER, the liability of the REINSURER shall not terminate but shall continue with respect to the reinsurance ceded to the REINSURER by the CEDING COMPANY prior to the date of such insolvency, and the CEDING COMPANY shall have a security interest in any and all sums held by or under deposit in the name of the REINSURER. The provisions of Article XX notwithstanding, the CEDING COMPANY may terminate this Agreement immediately for new business. The

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GE Capital of New York, Agreement No.2001-51                             Page 12
Effective July 1, 2001

                             Article XI, Insolvency
                                  (Continued)

CEDING COMPANY shall provide written notification of its intent to terminate the Agreement for new business, but any required waiting period shall be waived.

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GE Capital of New York, Agreement No.2001-51                             Page 13
Effective July 1, 2001

                                  Article XII.

                                   Negotiation

A. Within ten (10) days after one of the parties has given the other the first written notification of a specific dispute, each party will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

B. If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the parties will agree to submit the dispute to formal arbitration, as set forth in Article XIII. However, the parties may agree in writing to extend the negotiation period for an additional thirty (30) days.

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GE Capital of New York, Agreement No.2001-51                             Page 14
Effective July 1, 2001

                                  Article XIII.

                                   Arbitration

A. It is the intention of the CEDING COMPANY and the REINSURER that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If after the negotiation required by Article XII, the REINSURER or the CEDING COMPANY cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement and, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There will be no appeal of their written decision, and any court having jurisdiction of the subject matter and the parties, may reduce that decision to judgement.

B. To initiate arbitration, either the REINSURER or the CEDING COMPANY will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

C. There will be three arbitrators who will be current or former officers of life insurance or reinsurance companies other than the contracting companies or affiliates thereof. Each of the contracting companies will appoint one of the arbitrators within thirty (30) days from the date notification is received and these two arbitrators will select the third arbitrator within thirty (30) days from the date of appointment of the last arbitrator. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the date notification is received, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within thirty (30) days of the appointment of the last arbitrator, then the appointment of said arbitrator shall be left to the President of the American Arbitration Association. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by majority vote.

D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Paragraph A of this Article.

E. The arbitration hearing will be held on the date fixed by the arbitrators in New York City. In no event will this date be later than three (3) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments they will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. Each party may examine any witnesses who testify at the arbitration hearing.

F. The cost of arbitration will be divided between the parties, unless the arbitrators decide otherwise.

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GE Capital of New York, Agreement No.2001-51                             Page 15
Effective July 1, 2001

                                  Article XIV.

                          Right to Offset Balances Due

The CEDING COMPANY and the REINSURER shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assignees, against balances due to the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the CEDING COMPANY and the REINSURER. This right of offset shall not be affected or diminished because of the insolvency of either party to this Agreement.

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51                             Page 16
Effective July 1, 2001

                                   Article XV.

                          Contract and Program Changes

A. The CEDING COMPANY may amend, substitute, add or delete variable investment funds to the investment options supporting the annuity contract as described in the contract general provisions. No such change shall be made by the CEDING COMPANY without prior notification to the REINSURER and without the prior approval of the Securities and Exchange Commission (SEC), if necessary. The CEDING COMPANY agrees to maintain at all times a satisfactory selection of core investment options with characteristics similar to those listed in Schedule B.

B. The CEDING COMPANY shall also give the REINSURER advance notice of any other changes to its annuity product design and/or death benefit design, its fees and charges, its distribution systems and/or methods, or the addition of any riders to any contract forms reinsured hereunder.

C. Should any such change as stated above result in a material change in the underlying risk, the REINSURER shall have the right to modify, for that product line only, any of the terms of this Agreement in order to restore the REINSURER to its original position.

D. The CEDING COMPANY agrees to provide the REINSURER with all contractholder communications as though the REINSURER were a contractholder in the CEDING COMPANY's state of domicile.

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51                             Page 17
Effective July 1, 2001

                                  Article XVI.

                                 Confidentiality

A. This Agreement incorporates the confidentiality agreement previously agreed to between the parties on October 22, 1998 (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit IV. All matters with respect to this Agreement require the utmost good faith of both parties. Both the CEDING COMPANY and the REINSURER shall, in accordance with the terms of the Confidentiality Agreement, hold confidential and not disclose or make competitive use of any shared Confidential Information of the other party (as such term is defined in the Confidentiality Agreement), unless otherwise agreed to in writing, or unless the information otherwise becomes publicly available by means other than by either party or their agents, or unless the disclose is required for retrocession purposes, has been mandated by law, or is duly required by external auditors.

B. The REINSURER will treat all personal policyholder information received from the CEDING COMPANY as confidential information and will use good faith efforts to keep such information private and secure, in accordance with the CEDING COMPANY's commitment to its policyholders and in accordance with federal and state privacy laws. The CEDING COMPANY recognizes that the REINSURER may need to share certain information with auditors, regulators and retrocessionaires in the normal course of conducting business.

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51                             Page 18
Effective July 1, 2001

                                  Article XVII.

                                Other Provisions

A. Notifications. Any notice or communication given pursuant to this Reinsurance Agreement must be in writing and either 1) delivered personally, 2) sent by facsimile or other similar transmission to a number specified in writing by the recipient, 3) delivered by overnight express, or 4) sent by Registered or Certified Mail, Postage Prepaid, Return Receipt Requested, as follows:

     If to CEDING COMPANY:   GE Capital Life Assurance Company of New York
                             6610 W. Broad Street
                             Richmond, VA 23230
                             Attn: Brian Haynes, Senior Vice President, Risk

     If to REINSURER:        AXA Corporate Solutions Life Reinsurance Company
                             17 State Street, 32nd Floor
                             New York, New York 10004
                             Attn: Julia Cornely, Reinsurance Treaty Officer

     All notices and other communications required or permitted under this Reinsurance Agreement that are addressed as provided in this Section will
     1) if delivered personally or by overnight express, be deemed given upon delivery; 2) if delivered by facsimile transmission or other similar transmission, be deemed given when electronically confirmed, and 3) if sent by Registered or Certified mail, be deemed given when marked Postage Prepaid by the sender's terminal. Any party from time-to-time may change its address, but no such notice of change will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

B. Assignment. This Agreement shall be binding to the parties and their respective successors and permitted assignees. This Agreement may not be assigned by either party without the written consent of the other. Such consent shall not be unreasonably withheld.

C. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

D.   Currency. All financial transactions under this Agreement shall be made in
     U. S. dollars.

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51                             Page 19
Effective July 1, 2001

                                 Article XVIII.

                                Entire Agreement

This Agreement shall constitute the entire Agreement between the parties with respect to business reinsured hereunder. There is no understanding between the parties other than as expressed in this Agreement and any change or modification to this Agreement shall be null and void unless made by Amendment or Addendum to the Agreement and signed by both parties.

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51                             Page 20
Effective July 1, 2001

                                  Article XIX.

                                     DAC Tax

               Treasury Regulation Section 1.848-2(g)(8) Election

The CEDING COMPANY and the REINSURER hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code 1986, as amended. This election shall be effective for the year this Agreement becomes effective and all subsequent taxable years for which this Agreement remains in effect.

A. The term "party" will refer to either the CEDING COMPANY or the REINSURER as appropriate.

B. The terms used in this Article are defined by reference to Treasury Regulations Section 1.848-2 in effect as of December 29, 1992.

C. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of IRC Section 848(c)(1).

D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The parties also agree to exchange information, which may be otherwise required by the IRS.

E. The CEDING COMPANY will submit to the REINSURER by April 1st of each year, a schedule of its calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.

F. The REINSURER may contest such calculation by providing an alternate calculation to the CEDING COMPANY in writing within thirty (30) days of the REINSURER's receipt of the CEDING COMPANY's calculation. If the REINSURER does not notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER's tax return for the previous calendar year.

G. If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the REINSURER submits its alternate calculation. If the REINSURER and CEDING COMPANY reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51                             Page 21
Effective July 1, 2001

                                   Article XX.

                              Duration of Agreement

A. This Agreement shall be open for new business for a minimum of two (2) years as measured from the EFFECTIVE DATE, subject to a limit of two hundred million dollars ($200,000,000) of total new considerations to the CEDING COMPANY on the product(s) reinsured hereunder, divided by the REINSURER's Quota Share Percentage. Anytime on or after the second anniversary of this Agreement, or anytime on or after attainment of the limit on total new considerations described in this Paragraph, and upon ninety (90) days written notice, either the CEDING COMPANY or the REINSURER may cancel this Agreement for new business unilaterally or amend the terms of reinsurance for new business by mutual agreement.

B. The reinsurance ceded hereunder shall remain in force for no longer than a period of fifteen (15) years, measured from the original issue date of a contract. The CEDING COMPANY and the REINSURER may continue the duration of coverage hereunder at the end of the fifteenth (15th) anniversary of this Agreement, subject to mutually acceptable terms. Otherwise, the CEDING COMPANY shall commence a recapture of the reinsurance in force whereby each contract is recaptured at the month-end of its fifteenth (15th) contract anniversary measured from the original issue date of the contract. The REINSURER's liability under this Agreement shall end upon full recapture of the inforce.

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51                             Page 22
Effective July 1, 2001

                                  Article XXI.

                             Execution of Agreement

This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof signed by less than both, but together signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the EFFECTIVE DATE.

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK


By:       /s/ Brian W. Haynes                          Date: January 11, 2002
          -----------------------------------------
          Name/Title  Brian W. Haynes


Attest:   /s/ Bruce E. Baker
          -----------------------------------------
          Name/ Title  Bruce E. Baker/VP


AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY


By:       /s/ Michael W Pado                           Date: 19 December, 2001
          -----------------------------------------
          Michael W Pado, President


By:       /s/ Betsy A. Barnes
          -----------------------------------------
          Betsy A. Barnes, Assistant Vice President


Attest:   /s/ Julia Cornely
          -----------------------------------------
          Julia Cornely, Assistant Vice President

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51                             Page 23
Effective July 1, 2001

                                   Schedule A

                              Plans of Reinsurance

A.   REINSURER's Quota Share Percentage:

          100%, subject to the benefit limitations described in Article I.

B.   Issue Dates:

          New Policies issued on or after July 1, 2001.

C.   GMDB (Contractual Death Benefit) Reinsured:

          Basic Benefit

          For issue ages 0 - 80:    Annual Ratchet to attained age 80; GMDB
                                    frozen thereafter.

          For issue ages 81 - 85:   Annual Ratchet to attained age 85; GMDB
                                    frozen thereafter.

          Note: Withdrawals reduce all death benefits proportionately.

          Spousal Continuance

          Provided that the CEDING COMPANY can individually identify Spousal Continuances (SCs), as shown in Schedule C, the REINSURER will cover SCs under this Agreement and will treat them as new issues to the extent that, at time of continuance, the attained age of the surviving spouse satisfies the issue age restrictions and benefit limitations under the Related Contracts covered by this Agreement.

D.   Related Contracts:

          GE Choice Variable Annuity for New York (Policy Form: NY1155 4/00)

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001

                                   Schedule B

                                Investment Funds

--------------------------------------------------------------------------------
               Funds and Subaccounts                   Status Changes
--------------------------------------------------------------------------------
GE Investments Funds, Inc.
   Mid-Cap Value Equity Fund
   Money Market Fund
   Premier Growth Equity Fund
   S&P 500(TM) Index Fund
   Small-Cap Value Equity Fund
   U.S. Equity Fund
   Value Equity Fund
--------------------------------------------------------------------------------
Janus Aspen Series
   Aggressive Growth Portfolio
   Balanced Portfolio
   Capital Appreciation Portfolio
   Global Technology Portfolio
   Growth Portfolio
   International Growth Portfolio
   Global Life Sciences Portfolio
   Worldwide Growth Portfolio
--------------------------------------------------------------------------------
Fidelity Variable Insurance Products Fund III
   Contrafund Portfolio
   Equity-Income Portfolio
   Growth & Income Portfolio
   Growth Portfolio
   Mid Cap Portfolio
--------------------------------------------------------------------------------
AIM Variable Insurance Funds, Inc.
   Capital Appreciation Fund
   Growth Fund
   Value Fund
--------------------------------------------------------------------------------
PIMCO
   Foreign Bond Portfolio
   Long-Term U.S. Government Bond
      Portfolio
   High Yield Bond Portfolio
   Total Return Bond Portfolio
--------------------------------------------------------------------------------
Alliance
   Growth & Income
   Premier Growth
   Quasar
--------------------------------------------------------------------------------
Federated
   High Income Bond Fund II
   International Small Company Fund II
                                                 Continued on following page....
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001

--------------------------------------------------------------------------------
               Funds and Subaccounts                   Status Changes
--------------------------------------------------------------------------------
MFS
   Utilities Series
   Growth Series
   Growth with Income Series
   New Discovery
--------------------------------------------------------------------------------
Oppenheimer
   Global Securities
   Main Street Growth & Income
--------------------------------------------------------------------------------
Dreyfus
   Emerging Markets
   Socially Responsible Growth Fund
--------------------------------------------------------------------------------
Rydex
   OTC 100
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001

                                   Schedule C

                     Required Data and Suggested Data Layout

                                  (Page 1 of 3)

Field Description                            Comments

Annuitant's ID:                              Last Name
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Joint Annuitant's ID:                        Last Name If Applicable
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Owner's ID:                                  Last Name
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Joint Owner's ID:                            Last Name If Applicable
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Policy Number
Policy Issue Date                            YYYYMMDD
Policy Issue Status                          NI = True New Issue,
                                             SC = Spousal Continuance,
                                             EX = 1035 Exchange
Tax Status                                   Qualified (Q), or Non-qualified (N)

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001

                                   Schedule C

                     Required Data and Suggested Data Layout

                                  (Page 2 of 3)

Field Description                            Comments

GMDB/EEB SECTION (If applicable)
Mortality Risk Definition Indicator          AV = VNAR; CV = VNAR + SCNAR
Death Claim Trigger                          A = Annuitant, O = Owner,
                                             1 = 1st to die, 2 = 2nd to die
                                             (e.g., A2 = payable upon death of
                                             second of joint annuitants)
Current Ratchet Value                        If Applicable
Current Reset Value                          If Applicable
Current Rollup Value                         If Applicable
Current Return of Premium Value              If Applicable

Minimum Guaranteed Death Benefit
Contract Death Benefit                       Greater of Account Value and
                                             Minimum Guaranteed Death Benefit
Effective Date of the Rider
Account Value as of the Effective Date
of the Rider
Mortality Risk              VNAR             Max [Contractual Death Benefit -
                                             Account Value), 0]
                           SCNAR             Surrender Charge, if applicable
                          EEMNAR             T%(AV less Net Purchase Payments),
                                             if applicable
Earnings                                     AV less Net Purchase Payments
Earnings Cap                                 If Applicable
Tax Percentage                               If Applicable

GMIB SECTION (If applicable)
GMIB Indicator                               Y = benefit elected, N = benefit
                                             not elected, NA = not applicable
Income Benefit Elected                       01 = option 1, 02 = option 2, etc.
Expiration of Waiting Period                 YYYYMMDD
GMIB Annuitization Date                      YYYYMMDD - actual date
Most Recent GMIB Step-up / Reset Date        YYYYMMDD, if applicable
Cancellation Date                            YYYYMMDD, if applicable
Pricing Cohort Indicator
IBB Amount
GMIB IBNAR Amount                            Calculated using an individual life
certain                                      annuity form with 10 years
Treasury Rate                                Used in IBNAR calculation

GMAB SECTION (If applicable)
GMAB Indicator                               Y = benefit elected, N = benefit
                                             not elected, NA = not applicable
Accumulation Benefit Elected                 01 = option 1, 02 = option 2, etc.
Maturity Date                                YYYYMMDD
Most Recent GMAB Step-up / Rollover Date     YYYYMMDD, if applicable
Cancellation Date                            YYYYMMDD, if applicable
Pricing Cohort Indicator
GMAB Guaranteed Value                        Current Value
GMAB NAR                                     Max [ (GMAB Guaranteed Value -
                                             Account Value), 0]

Account Value                                Current total value
Surrender Charge                             If reinsured
Cumulative Deposits                          Total premiums
Cumulative Withdrawals                       Total withdrawals
Net Purchase Payments                        Total premiums less total
                                             withdrawals (proportional
                                             adjustment)
Deposits made in quarter of death            dollar value
Quota Share reinsured                        percentage

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001

                                   Schedule C

                     Required Data and Suggested Data Layout

                                  (Page 3 of 3)

Field Description                            Comments

Funding Vehicle Values:
   "MorningStar" designations (US)
Aggressive Growth
Balanced
Corporate Bond
Government Bond
Growth
Growth and Income
High Yield Bond
International Bond
International Stock
Money Market
Specialty Fund

Fixed Account
Dollar Cost Averaging

Note: total of funding vehicles should equal account value.

Termination Information:
Termination Date                             YYYYMMDD, If applicable
Reason for Termination                       Death (D), Annuitization (A),
                                             1035 Exchange (X), GMIB Election
                                             (I), Other (O).
Cause of Death                               If applicable. Use your Cause of
                                             Death code, and provide translation

Summary Information:                         For reconciliation purposes
                                             (may be paper summary)
Total number of records                      Monthly aggregate information by
                                             GMIB Design, GMAB Design, and
                                             Pricing Cohort (if applicable)
Total of each dollar field                   Monthly aggregate information by
                                             GMIB Design, GMAB Design, and
                                             Pricing Cohort (if applicable)

Note: All values to nearest dollar

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001

                                   Exhibit I

                   1994 Variable Annuity MGDB Mortality Table

                  (applied age last birthday at attained age)

-----------------------------------
Attained Age   Male Qx    Female Qx
-----------------------------------
       1       0.000587    0.000519
-----------------------------------
       2       0.000433    0.000358
-----------------------------------
       3       0.000350    0.000268
-----------------------------------
       4       0.000293    0.000218
-----------------------------------
       5       0.000274    0.000201
-----------------------------------
       6       0.000263    0.000188
-----------------------------------
       7       0.000248    0.000172
-----------------------------------
       8       0.000234    0.000158
-----------------------------------
       9       0.000231    0.000154
-----------------------------------
      10       0.000239    0.000159
-----------------------------------
      11       0.000256    0.000169
-----------------------------------
      12       0.000284    0.000185
-----------------------------------
      13       0.000327    0.000209
-----------------------------------
      14       0.000380    0.000239
-----------------------------------
      15       0.000435    0.000271
-----------------------------------
      16       0.000486    0.000298
-----------------------------------
      17       0.000526    0.000315
-----------------------------------
      18       0.000558    0.000326
-----------------------------------
      19       0.000586    0.000333
-----------------------------------
      20       0.000613    0.000337
-----------------------------------
      21       0.000642    0.000340
-----------------------------------
      22       0.000677    0.000343
-----------------------------------
      23       0.000717    0.000344
-----------------------------------
      24       0.000760    0.000344
-----------------------------------
      25       0.000803    0.000346
-----------------------------------
      26       0.000842    0.000352
-----------------------------------
      27       0.000876    0.000364
-----------------------------------
      28       0.000907    0.000382
-----------------------------------
      29       0.000935    0.000403
-----------------------------------
      30       0.000959    0.000428
-----------------------------------
      31       0.000981    0.000455
-----------------------------------
      32       0.000997    0.000484
-----------------------------------
      33       0.001003    0.000514
-----------------------------------
      34       0.001005    0.000547
-----------------------------------
      35       0.001013    0.000585
-----------------------------------
      36       0.001037    0.000628
-----------------------------------
      37       0.001082    0.000679
-----------------------------------
      38       0.001146    0.000739
-----------------------------------
      39       0.001225    0.000805
-----------------------------------
      40       0.001317    0.000874
-----------------------------------
      41       0.001424    0.000943
-----------------------------------
      42       0.001540    0.001007
-----------------------------------
      43       0.001662    0.001064
-----------------------------------
      44       0.001796    0.001121
-----------------------------------
      45       0.001952    0.001186
-----------------------------------
      46       0.002141    0.001269
-----------------------------------
      47       0.002366    0.001371
-----------------------------------
      48       0.002618    0.001488
-----------------------------------
      49       0.002900    0.001619
-----------------------------------
      50       0.003223    0.001772
-----------------------------------
      51       0.003598    0.001952
-----------------------------------
      52       0.004019    0.002153
-----------------------------------
      53       0.004472    0.002360
-----------------------------------
      54       0.004969    0.002589
-----------------------------------
      55       0.005543    0.002871
-----------------------------------
      56       0.006226    0.003241
-----------------------------------
      57       0.007025    0.003713
-----------------------------------
      58       0.007916    0.004270
-----------------------------------
      59       0.008907    0.004909
-----------------------------------
      60       0.010029    0.005636
-----------------------------------
      61       0.011312    0.006460
-----------------------------------
      62       0.012781    0.007396
-----------------------------------
      63       0.014431    0.008453
-----------------------------------
      64       0.016241    0.009611
-----------------------------------
      65       0.018191    0.010837
-----------------------------------
      66       0.020259    0.012094
-----------------------------------
      67       0.022398    0.013318
-----------------------------------
      68       0.024581    0.014469
-----------------------------------
      69       0.026869    0.015631
-----------------------------------
      70       0.029363    0.016957
-----------------------------------
      71       0.032169    0.018597
-----------------------------------
      72       0.035268    0.020599
-----------------------------------
      73       0.038558    0.022888
-----------------------------------
      74       0.042106    0.025453
-----------------------------------
      75       0.046121    0.028372
-----------------------------------
      76       0.050813    0.031725
-----------------------------------
      77       0.056327    0.035505
-----------------------------------
      78       0.062629    0.039635
-----------------------------------
      79       0.069595    0.044161
-----------------------------------
      80       0.077114    0.049227
-----------------------------------
      81       0.085075    0.054980
-----------------------------------
      82       0.093273    0.061410
-----------------------------------
      83       0.101578    0.068384
-----------------------------------
      84       0.110252    0.075973
-----------------------------------
      85       0.119764    0.084432
-----------------------------------
      86       0.130583    0.094012
-----------------------------------
      87       0.143012    0.104874
-----------------------------------
      88       0.156969    0.116968
-----------------------------------
      89       0.172199    0.130161
-----------------------------------
      90       0.188517    0.144357
-----------------------------------
      91       0.205742    0.159461
-----------------------------------
      92       0.223978    0.175424
-----------------------------------
      93       0.243533    0.192270
-----------------------------------
      94       0.264171    0.210032
-----------------------------------
      95       0.285199    0.228712
-----------------------------------
      96       0.305931    0.248306
-----------------------------------
      97       0.325849    0.268892
-----------------------------------
      98       0.344977    0.290564
-----------------------------------
      99       0.363757    0.313211
-----------------------------------
     100       0.382606    0.336569
-----------------------------------
     101       0.401942    0.360379
-----------------------------------
     102       0.422569    0.385051
-----------------------------------
     103       0.445282    0.411515
-----------------------------------
     104       0.469115    0.439065
-----------------------------------
     105       0.491923    0.465584
-----------------------------------
     106       0.511560    0.488958
-----------------------------------
     107       0.526441    0.507867
-----------------------------------
     108       0.536732    0.522924
-----------------------------------
     109       0.543602    0.534964
-----------------------------------
     110       0.547664    0.543622
-----------------------------------
     111       0.549540    0.548526
-----------------------------------
     112       0.550000    0.550000
-----------------------------------
     113       0.550000    0.550000
-----------------------------------
     114       0.550000    0.550000
-----------------------------------
     115       1.000000    1.000000
-----------------------------------

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001

                                   Exhibit II

                              Reinsurance Premiums

-------------------------------------------------------------------------
Annual Ratchet to attained age 80
(for issue ages 0-80) / to attained
age 85 (for issue ages 81-85);                       Reinsurance Premiums
frozen thereafter                     Issue Ages     Minimum      Maximum
-------------------------------------------------------------------------
                                         0-49          6.75        10.25
                                        50-59         12.75        22.50
Surrender Charge covered                60-69         21.00        42.00
                                        70-79         34.50        77.75

Surrender Charge not covered            80-85         41.50        93.50
-------------------------------------------------------------------------

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001

                                   Exhibit III

                             Benefit Limitation Rule

                                   Exhibit IV

                  Confidentiality and Non-Disclosure Agreement

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51
Effective July 1, 2001

                                  [LOGO] AXA Re
                                      Life

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement ("Agreement") made as of 22 October, 1998 by and between AXA Re Life Insurance Company ("AXA Re"), a life insurance company organized and existing under the laws of the State of Delaware, and Life Insurance Company of Virginia ("Company"), a corporation organized and existing under the laws of the State of Virginia.

WHEREAS, the parties hereto intend to disclose, both orally and in writing, certain confidential and proprietary information ("Confidential Information") to each other, and to the designated Affiliates and representatives of each other, in furtherance of evaluating the possibility of entering into a reinsurance program between AXA Re and the Company covering various guaranteed benefits within new and/or inforce variable annuity and/or variable life contracts that incorporate Company Confidential Information; and

WHEREAS, the parties wish to protect certain Confidential Information which may be disclosed between them, particularly regarding AXA Re's program for reinsuring variable annuity contracts.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto acknowledge and agree that the Confidential Information disclosed hereunder is confidential, proprietary and trade secret to the disclosing party and is disclosed to the receiving party on a confidential basis under this Agreement, to be used only as expressly permitted by the terms and conditions of this Agreement. Title to the Confidential Information will remain at all times in the disclosing party and no transfer of any interest is either expressly granted or implied.

CONFIDENTIAL INFORMATION

As used in this Agreement, the term "Confidential Information" includes but is not limited to the following items, whether existing now or created in the future; (a) all knowledge or information concerning the business operations and assets of the parties hereto and their respective Subsidiaries and Affiliates which is not readily available to the public, such as: Internal operating procedures; investment strategies; sales data and customer lists; financial plans, projections and reports; and insurance and investment company programs, plans and products; (b) all property owned, licensed and/or developed by or for the parties, their Subsidiaries or Affiliates or their respective clients and not readily available to the public, such as computer systems, programs, software and devices, plus information about the design, methodology and documentation therefore (c) information, materials, products or any other tangible or intangible assets in the possession or the control of the parties or their Subsidiaries or Affiliates which is proprietary to, or confidential to or about, any other person or entity; (d) proprietary or confidential information obtained from persons or entities conducting business with the parties or their Subsidiaries or Affiliates in any capacity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

                                  [LOGO] AXA Re
                                      Life

Without limiting the generality of the foregoing: (a) Confidential Information of AXA Re shall include, without limitation, all information with respect to AXA Re's program for reinsuring variable annuities and/or variable life insurance, any actuarial. pricing and financial information provided by AXA Re or its Affiliated companies to the Company, and all information conveyed orally or by any other means by AXA Re or its Affiliated companies to the Company, with respect to reinsurance of variable annuities and/or variable life insurance; and
(b) Confidential Information of the Company shall include, without limitation, all information with respect to its variable annuity and/or variable life contract, any actuarial, pricing and financial information provided by the Company or its Affiliated companies to AXA Re, the Company annuity pricing model, and all information conveyed orally or by any other means by the Company or its Affiliated companies to AXA Re, with respect to Company variable annuity and/or variable life insurance programs.

Failure to mark any material or information "Confidential" shall not affect the confidential nature therefore.

The restrictions against disclosing and disseminating the Confidential Information shall not apply to:

i. general skills and experience gained by employees of either party, their Subsidiaries or their Affiliates; or
ii. information known by the receiving party prior to disclosure under this Agreement; or
iii. information disclosed to the receiving party by a third party who was not under an obligation of confidentiality to the disclosing party; or
iv. information which is publicly available or generally known within the insurance or data processing industries; or
v. information which is independently developed by the receiving party prior to, concurrent with or subsequent to the disclosing party's disclosure without any wrongful act or breach of this Agreement by the receiving party; or
vi. information which becomes available to one party, its Subsidiaries, its Affiliates or its representatives on a non-confidential basis from sources other than the other party or its Subsidiaries, Affiliates or representatives, provided that the recipient of such information does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information.

The foregoing notwithstanding, nothing in this Agreement shall be construed to prohibit the disclosure of Confidential Information in accordance with the terms of a court order. In the event one of the parties becomes legally compelled to disclose the Confidential Information of the other, the party being compelled shall provide prompt and reasonable notice to the other party, so that the other party may seek a protective order, an appeal, or other appropriate remedy.

                                  [LOGO] AXA Re
                                      Life

BREACH

The parties hereto recognize that the unauthorized disclosure, duplication, reproduction or use of the Confidential Information would cause irreparable harm to the disclosing party and that monetary damages will be inadequate to compensate the disclosing party for such breach. For that reason, the parties hereto shall be entitled to seek, in any court of competent jurisdiction, injunctive relief including a preliminary injunction and an order of seizure and impoundment under Section 503 of the Copyright Act and the receiving party will not object to the entry of an injunction or other equitable relief against it on the basis of an adequate remedy at law or other reason. Such relief shall be cumulative and in addition to whatever other remedies the disclosing party may have.

MISCELLANEOUS

(a) No waiver of any provision of this Agreement shall be effective unless contained in a writing executed by the party against whom enforcement thereof is sought. A waiver of any specific term hereof shall not be deemed to constitute a waiver of any other term hereof, nor shall a waiver on any one or more occasions be deemed to imply or constitute a waiver of the same of any other term on any other occasion.

(b) If any part of this Agreement shall be held to be void or unenforceable, such part shall be treated as severable, leaving valid the remainder of the Agreement.

(c) This Agreement shall be construed in accordance with the laws of the State of Delaware.

(d) Anything in this Agreement to the contrary notwithstanding, nothing herein shall be construed as a commitment by either party to enter into a Reinsurance Agreement or to engage in anything beyond having initial discussions and exchanging information which may lead to a formal request for a reinsurance proposal and subsequent preparation thereof.

(e) Each of the parties shall cause its respective Subsidiaries and Affiliates to abide by the terms of this Agreement, and in the event of a violation of this Agreement by their respective Subsidiaries or Affiliates, shall be liable hereunder to the same extent as if, themselves, had committed such violation.

(f)  For purposes of this Agreement:

     (i) "Affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or beneficially owns or has the power to vote or direct the vote of twenty-five percent (25%) or more of any class of voting stock (or of any form of voting equity interest in the case of a person that is not a corporation) of such other person. For purposes of this definition, "control", including the terms "controlling" and "controlled", means the power to direct or cause the direction of the management and policies of a person, directly or indirectly, whether

                                  [LOGO] AXA Re
                                      Life

          through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     (ii) "Subsidiary" of a person means any person with respect to whom such specified person, directly or indirectly, beneficially owns fifty percent (50%) or more of the equity interests in, or holds the voting control of fifty percent (50%) to more of the equity interests in, such person.

(g) Upon the written request of AXA Re at any time, the Company will return to AXA Re all AXA Re Confidential Information, provided that if AXA Re enters into a reinsurance agreement with the Company, that the Company shall be entitled to retain AXA Re Confidential Information required by the Company in order to fulfill its obligations under the reinsurance agreement (but that any such Confidential Information shall not be used for any other purpose).

(h) Upon the written request of the Company at any time, AXA Re will return to the Company all Company Confidential Information, provided that if AXA Re enters into a reinsurance agreement with the Company, that AXA Re shall be entitled to retain Company Confidential Information required by AXA Re in order to fulfill its obligations under the reinsurance agreement (but that any such Confidential Information shall not be used for any other purpose).

(i) Nothing in this agreement shall prevent the Company and AXA Re from developing reinsurance products, or limit their respective rights to develop reinsurance products, provided the Company does not use AXA Re Confidential Information and AXA Re does not use Company Confidential Information in connection with the development of such products.

COMMENCEMENT AND TERMINATION OF AGREEMENT

This Agreement is effective upon the date first written above. The obligations of each party set out in the preceding paragraphs above shall survive the termination of the Agreement.

Notwithstanding anything in this Agreement to the contrary, each party agrees that any agreement executed between them as a result of these discussions shall incorporate the confidentiality provisions contained herein, and this Agreement shall be deemed to continue in full force and effect during all terms of such subsequent agreement.

GENERAL PROVISIONS

This Agreement shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws. This Agreement supersedes all prior understandings and negotiations, oral and written, and constitutes the entire understanding between the parties on this subject. This Agreement and any of the rights or obligations hereunder are not assignable without AXA Re's prior written permission.

                                  [LOGO] AXA Re
                                      Life

No waiver, modification, or amendment to the Agreement shall be binding upon the parties unless it is in writing signed by an Authorized Representative of the party against whom enforcement is sought.

IN WITNESS THEREOF, the parties by their duly Authorized Representatives have caused this Agreement to be executed as of the date first written above.

AXA RE LIFE INSURANCE COMPANY           LIFE INSURANCE COMPANY OF VIRGINIA


By:  /s/ Michael Sakouas                By: /s/ Jerry Marx
     ---------------------------            ------------------------------------
     Michael Sakouas                        Jerry Marx

Title: Vice President                   Title: Vice President
                                        Risk Management Financial Services Group

Date: 22 October, 1998                  Date: 22 October, 1998

                               AMENDMENT No. 1 to
         AUTOMATIC REINSURANCE AGREEMENT No. 2001-51 Dated July 1, 2001

                                     between

                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                                (CEDING COMPANY)

                                       and

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                   (REINSURER)

Effective March 11, 2002, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

     Schedule A, Plans of Reinsurance, is hereby replaced by the attached Schedule A, to document the inclusion of the Enhanced Payment Rider as a covered rider to the variable annuity policies reinsured hereunder.

     Exhibit II, Reinsurance Premiums, is hereby replaced by the attached
     Exhibit II, to document the addition of new reinsurance premiums for policies issued with the Enhanced Payment Rider.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK


By:       /s/ Brian W. Haynes                           Date: April 22, 2002
          -----------------------------------------
          Name/Title  Brian W. Haynes Sr VP


Attest:   /s/ Bruce E. Baker
          -----------------------------------------
          Name/Title  Bruce E. Baker VP + Illegible


AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY


By:       /s/  Michael W. Pado                          Date: 05 April, 2002
          -----------------------------------------
          Michael W. Pado, President


By:       /s/ Betsy A. Barnes
          -----------------------------------------
          Betsy A. Barnes, Assistant Vice President


Attest:   /s/ Julia Cornely
          -----------------------------------------
          Julia Cornely, Assistant Vice President

                                   Schedule A

                              Plans of Reinsurance

A.   REINSURER's Quota Share Percentage:

          100%, subject to the benefit limitations described in Article I.

B.   Issue Dates:

          New Policies issued on or after July 1, 2001.

C.   GMDB (Contractual Death Benefit) Reinsured:

          Basic Benefit

          For issue ages 0 - 80:     Annual Ratchet to attained age 80; GMDB
                                     frozen thereafter.

          For issue ages 81 - 85:    Annual Ratchet to attained age 85; GMDB
                                     frozen thereafter.

          Note: Withdrawals reduce all death benefits proportionately.

          Spousal Continuance

          Provided that the CEDING COMPANY can individually identify Spousal Continuances (SCs), as shown in Schedule C, the REINSURER will cover SCs under this Agreement and will treat them as new issues to the extent that, at time of continuance, the attained age of the surviving spouse satisfies the issue age restrictions and benefit limitations under the Related Contracts covered by this Agreement.

D.   Related Contracts:

          GE Choice Variable Annuity for New York (Policy Form: NY1155 4/00)

          Enhanced Payment Rider (Rider Form: NY5136 11/00)

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51, Effective July 1, 2001
Amendment No. 1, Effective March 11, 2002

                                   EXHIBIT II

                              Reinsurance Premiums

A. Effective at inception of this Agreement; and Effective March 11, 2002, for policies issued without the Enhanced Payment Rider.

-------------------------------------------------------------------------
Annual Ratchet to attained age 80
(for issue ages 0-80) / to attained
age 85 (for issue ages 81-85);                       Reinsurance Premiums
frozen thereafter                     Issue Ages     Minimum      Maximum
-------------------------------------------------------------------------
                                          0-49         6.75        10.25
                                         50-59        12.75        22.50
Surrender Charge covered                 60-69        21.00        42.00
                                         70-79        34.50        77.75

Surrender Charge not covered             80-85        41.50        93.50
-------------------------------------------------------------------------

B.   Effective March 11, 2002, for policies issued with the Enhanced Payment
     Rider.

-------------------------------------------------------------------------
Annual Ratchet to attained age 80
(for issue ages 0-80) / to attained
age 85 (for issue ages 81-85);                       Reinsurance Premiums
frozen thereafter                     Issue Ages     Minimum      Maximum
-------------------------------------------------------------------------
                                          0-49         6.75        10.25
                                         50-59        13.25        23.25
Surrender Charge covered                 60-69        21.75        43.50
                                         70-79        37.00        83.25

Surrender Charge not covered             80-85        42.00        94.50
-------------------------------------------------------------------------

--------------------------------------------------------------------------------
GE Capital of New York, Agreement No.2001-51, Effective July 1, 2001
Amendment No. 1, Effective March 11, 2002

                                  [LETTERHEAD]
                             AXA CORPORATE SOLUTIONS

LIFE, HEALTH & ANNUITY REINSURANCE

April 8, 2002

Via Federal Express No. 8215 6544 4354

Ms. Melissa M. Gerachis
GE Life and Annuity Assurance Company
6604 West Broad Street
Richmond, VA 23230

Dear Melissa,

We are pleased to enclose duplicate originals of Amendment 1 to Reinsurance Agreement No. 2001-51. The Amendment adds terms for the Enhanced Payment Rider, effective March 11, 2002.

The documents have been signed in behalf of AXA Corporate Solutions Life Reinsurance Company. If the Amendment meets with your approval, kindly secure signatures in behalf of GE Capital, retain one original and return the duplicate original to me for AXA's files.

If you have any questions or concerns, please let us know. Thank you.

Very truly yours,

/s/ Julia Cornely                                               To Duffy 4-15-02

Encl
cc: B. Barnes

                AXA Corporate Solutions Life Reinsurance Company
   17 State Street, New York, New York 10004-1501 Telephone: (212) 859-0555
                              Fax: (212) 859-0537

                                CONTRACT REVIEW

Parties to the contract:   GELAAC
                           Axa Re

Purpose of the contract:   Amendment to reinsurer NYChoice Enhanced Payment
                           Rider (5 % Rollup)

Issues of concern:         none

Person to sign for         [X] LOV  [ ] FFSC
(indicate appropriate      [ ] FFRL [ ] FFRL Re [ ] Other:
corporation)                                              ----------------------

                           Name:  Brian Haynes

                           Title: Sr. VP - Risk

Person requesting          Melissa Gerachis

Approval Level Needed:     Department Head              [X]

                           Executive Committee Member   [ ]

                           President                    [ ]

                           Chairman                     [ ]

Law Department Review:       Illegible                  Date:  4/18/02
                           -------------------

Template: S:\@PUBCAB\CONTRACT. DOT REV -- 10/11/96

                                  [LETTERHEAD]
                             AXA CORPORATE SOLUTIONS

LIFE, HEALTH & ANNUITY REINSURANCE

December 19, 2001

Via Federal Express No. 8215 6544 3910

Ms. Melissa M. Gerachis
GE Life and Annuity Assurance Company
6604 West Broad Street
Richmond, VA 23230

Dear Melissa,

We are pleased to enclose duplicate originals of Reinsurance Agreement No. 2001-51, which provides reinsurance terms for the GMDB within the GE Choice Variable Annuity issued by GE Capital Life Assurance Company of New York.

The Agreement has been revised in accordance with our exchange of e-mails over the past few months.

The documents have been signed in behalf of AXA Corporate Solutions Life Reinsurance Company. If the Agreement meets with your approval, kindly secure signatures in behalf of GE Capital, retain one original and return the duplicate original to me for AXA's files.

Thanks so much for your help in resolving treaty issues and Best Wishes for a Happy Holiday Season. It's a pleasure dealing with you.

Very truly yours,


/s/ Julia Cornely

Encl.
cc: B. Barnes

                AXA Corporate Solutions Life Reinsurance Company
                 17 State Street, New York, New York 10004-1501
                  Telephone: (212) 859-0555 Fax: (212) 859-0537